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                                                                   EXHIBIT 10.02

                             NORTEL NETWORKS LIMITED

                                    as Seller

                                       and

                        FLEXTRONICS TELECOM SYSTEMS, LTD.

                                  as Purchaser

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                            FIRST AMENDING AGREEMENT

                               November 1st, 2004

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                              STIKEMAN ELLIOTT LLP

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                               AMENDING AGREEMENT

      THIS AMENDING AGREEMENT made as of the 1st day of November, 2004 ("AMENDING AGREEMENT") by and among Flextronics Telecom Systems, Ltd., a Mauritius corporation ("PURCHASER"), Flextronics International Ltd., a Singapore corporation acting through its Hong Kong office (the "GUARANTOR") and Nortel Networks Limited, a Canadian corporation ("SELLER").

      WHEREAS the Purchase, the Seller and the Guarantor (collectively the "ASSET PURCHASE AGREEMENT PARTIES") entered into an asset purchase agreement dated as of June 29, 2004, whereby the Seller agreed to sell, and the Purchaser agreed to purchase, or causes the Designated Purchasers to purchase, as the case may be, the Assets related to the Operations (the "PURCHASE AGREEMENT");

      AND WHEREAS the Asset Purchase Agreement Parties have agreed to amend certain terms and conditions of the Purchase Agreement and certain of the Transaction Documents in accordance with the provisions of this Amending Agreement;

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITION

SECTION 1.1 CAPITALIZED TERMS AND SECTION REFERENCES

      All capitalized terms unless otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement, and all section references unless otherwise specified shall refer to the Purchase Agreement.

                                   ARTICLE 2
                EMPLOYMENT OFFERS BY AFFILIATES OF THE PURCHASER
                               TO DESIGN EMPLOYEES

SECTION 2.1 CANADA DESIGN EMPLOYEES

      The parties hereby acknowledge that for purposes of Exhibit D-1 and the schedules thereto, the term "UK Designated Purchaser", as it relates to the U.K. Design Employees, shall refer to Flextronics (U.K.) Design Services Ltd., and that for purposes of Exhibits D-3 and D-3A, and that schedules thereto, the term "Designated Purchaser", insofar as it relates to the Canada Design Employees, shall refer to Flextronics Canada Design Services Inc.

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SECTION 2.2 PURCHASE PRICE AND PAYMENT PROCEDURES

      Section 2.3(2) is hereby amended by inserting the following new sub-section immediately after Section 2.3(2):

"2.3(2)(a). A portion of each twenty-five million dollar ($25,000,000) Cash Flow Payment payable pursuant to Schedule 2.3.2, at the Closing of the Design Operations conducted by the Canada Design Employees at the Ottawa Lab 2/Lab 10 Facility and by the UK Design Employees at the Monkstown Facility, is intended to represent an advance of the portions of the two hundred million dollars ($200,000,000) referenced in Section 2.3(1) that represent part of the Purchase Price with respect to the other Facilities. Notwithstanding the foregoing:

(i) in the event that the Closing for the Montreal BAN 1 Facility, the Montreal BAN 3 Facility and the Montreal OPTO 1 Facility (collectively, the "MONTREAL FACILITIES") shall not have occurred on or before February 1, 2005, then (a) Purchaser shall not be required to pay the instalment of twelve million five hundred thousand dollars ($12,500,000) otherwise payable on such date pursuant to Section 2.3(3) until the earlier of (I) the Closing for the Montreal Facilities, and (II) September 1, 2005, and (b) Seller shall not be required to pay any Transition Payment instalments otherwise payable on such date pursuant to Section 5.18, until the earlier of (I) the Closing for the Montreal Facilities, and (II) September 1, 2005 (which September 1, 2005, payments shall each be subject to Section 2.3(2)(c));

(ii) in the event that (a) the Closing for the Montreal Facilities shall not have occurred on or before May 1, 2005, and (b) the Closing for the Calgary Westwinds Facility shall not have occurred on or before May 1, 2005, then (I) Purchaser shall not be required to pay the instalment of twelve million five hundred thousand dollars ($12,500,000) otherwise payable on such date pursuant to Section 2.3(3) until the earlier of (A) the Closings for the Calgary Westwinds Facility, and (B) September 1, 2005, and (II) Seller shall not be required to pay any Transition Payment instalments otherwise payable on such date pursuant to Section 5.18, until the earlier of (A) the Closing for the Calgary Westwinds Facility, and (B) September 1, 2005 (which September 1, 2005, payments shall each be subject to Section 2.3(2)(c)); and

(iii) in the event that the Closing for the Monkstown Facility or the Calgary Westwinds Facility shall not have occurred on or before September 1, 2005, then the amount payable by the Purchaser to the Seller on that date shall be reduced by the portion thereof, if any, that represented an advance of a portion of the Purchase Price for such Facility/Facilities. The Parties further agree that the amount payable by the Seller to the Purchaser on that date as a Transition Payment shall be reduced by the same percentage as the reduction in the amount payable by the Purchaser to the Seller referred to above in this paragraph.

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2.3(2)(b). If the Closing for the Montreal Facilities does not occur on or before March 1, 2005, the Parties shall within ten (10) days of such date meet to negotiate in good faith the portion of Design Operations Cash Flow Payment that represented the amount of the fifty million dollars ($50,000,000) allocable to the first Closing (Design Operations). If the Parties are not able to reach agreement on such amount within twenty five (25) days of March 1, 2005 ("DROP DEAD DATE"), then, notwithstanding anything to the contrary in this Agreement, the Parties shall negotiate the Settlement Transaction (as defined below).

2.3(2)(c). (i) If the Drop Dead Date shall have passed without agreement as set forth in Section 2.3 (2)(b), the Parties shall within two (2) Business Days of such date commence the repurchase by the Seller of the Design Operations transferred in the first Closing and to terminate the Agreement with respect to the other Facilities, with such termination to be effective as of the closing date of the Settlement Transaction but otherwise in accordance with the terms of the Agreement.

(ii) From the commencement of the negotiations, Purchaser shall maintain the Assets and operate the Design Operations in the ordinary course for the benefit of Seller.

(iii) The Parties agree to negotiate terms of the repurchase ("SETTLEMENT TRANSACTION") such that they shall ensure the economic effect as of sixty (60) days after the commencement of the Settlement Transaction negotiations, and that the Settlement Transaction shall include the following terms:

(a) At the Settlement Transaction, (I) Seller shall pay to Purchaser the sum of seven million eight hundred and three thousand one hundred and forty six dollars ($7,803,146), less applicable depreciation on the Assets transferred for the period November 1, 2004 to May 1, 2005 (the "SETTLEMENT PURCHASE PRICE"), and shall waive its right, if any, to receive any deferred portions of such Cash Flow Payments, and (II) Purchaser shall waive its right, if any, to receive any deferred portions of any Transition Payments that have not already been paid (but shall be entitled to retain those Transition Payments that were paid on November 1, 2004), and neither Party shall be entitled to compensation for any Losses that it has or may have incurred prior to such negotiations commencing. By way of illustration, Purchaser shall not be entitled to recoup any Losses it may have incurred associated with running such Design Operations and Seller shall not be entitled to be reimbursed for failure of the Design Operations to provide services in accordance with the terms of the Amended and Restated Master Contract Manufacturing Services Agreement and the exhibits thereto, in each case during the time period prior to commencement of the Settlement Transaction negotiations; provided, however, that the foregoing shall not act as a waiver of Purchaser's rights to be paid any amounts which are due for services previously provided to the Seller under the Amended and Restated Master Contract Manufacturing Services Agreement and the exhibits thereto but for which

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either invoices have yet not been issued or such invoices have been issued but payment has not yet been made.

(b) the Purchaser shall make the same representation and warranties to Seller as Seller made to Purchaser in the Agreement to the extent applicable under the circumstances.

(c) all Transfer Taxes payable from the Settlement Transaction shall be paid by the Parties in accordance with the principles set forth for payment by the purchaser and seller, as the case may be, in Section 5.6 of the Agreement, mutatis mutandis.

(d) the first Closing (Design Operations) Assets shall be transferred to Seller, at Purchaser's cost, in the same condition as originally transferred by Seller, reasonable wear and tear excepted; provided, however, that if Purchaser is unable to return any Assets to Seller, or such Assets are physically damaged, reasonable wear and tear excepted (the "NON TRANSFERRED ASSETS"), the Settlement Purchase Price, less applicable depreciation on the Assets transferred for the period November 1, 2004 to May 1, 2005.

(e) The Amended and Restated Master Contract Manufacturing Services Agreement and the other Transaction Documents (other than the Confidentiality Agreement) shall be terminated, effective as of the closing date of the Settlement Transaction, in accordance with their respective terms.

(f) Purchaser shall promptly inform and consult with the employees' representative of the UK Design Employees, and Seller shall cooperate with Purchaser in such process. With respect to any assets or employees in the UK, the Settlement Transaction shall constitute only an irrevocable binding offer by Seller to effect the transaction contemplated, which offer shall be deemed accepted, automatically and without further action on the part of any Person, upon due completion of such consultation process. With respect to the employees in Canada, Seller shall make offers of employment with terms and conditions which are substantially similar in the aggregate to the employees then-current terms and conditions; any transfer or offer of employment will, to the extent applicable, follow substantially the same processes as were followed in the transfer of employment from Seller to Purchaser.

(g) Subject to any limitations under applicable Law, Seller shall be permitted to solicit any of the UK Design Employees or Canada Design Employees who became Transferring Employees and remain employed by Purchaser or one of its Affiliates at the time of the Settlement Transaction. Subject to any limitations under applicable Law, Purchaser and its Affiliates shall provide reasonable assistance to Seller with such solicitation efforts.

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(h) the Parties shall cooperate fully with one another to facilitate a smooth transition of the Design Operations, in order to allow Seller to fully assume and continue such Design Operations without material interruption in the services provided by the Purchaser pursuant to the Amended and Restated Manufacturing Services Agreement.

(i) Purchaser and Seller shall take such additional actions and perform such additional tasks as may be reasonably necessary to ensure a timely transfer of the Design Operations to Seller."

                                   ARTICLE 3
                      AMENDMENTS TO THE PURCHASE AGREEMENT

SECTION 3.1 DELETION OF FRENCH NEWCO

      Section 1.1 (63) is hereby amended by the deletion of the words "or French Newco" in the third line of this section.

      Section 1.1 (79) is hereby amended by the deletion of the words "(a) the value of the shares of French Newco shall be equal to the net book value of the assets of French Newco (except that the value of the Chateaudun Facility shall be deemed equal to six million dollars ($6,000,000) for such purpose) minus the value of the liabilities of French Newco, (b)" beginning on the ninth line and ending on the thirteenth line of that section, and by replacement of clause (a) with the words, "(a) the value of the real property assets consisting of the Chateaudun Facility shall be deemed equal to six million dollars ($6,000,000)".

      Section 1.1(92) is hereby deleted in its entirety and replaced with the words ""FRANCE EMPLOYEE" means an employee of the Seller or the Designated Sellers based in France and listed on Schedule 4.12(1), as such schedule may be updated on or immediately prior to the applicable Employment Transfer Date.".

      Section 1.1(96) is hereby deleted in its entirety and replaced with the words "Intentionally Deleted".

      Section 1.1(97) is hereby deleted in its entirety and replaced with the words "Intentionally Deleted".

      Section 1.1(132) is hereby amended by the deletion of the words "or the sale of all of the shares of French Newco, as the case may be," from the third and forth lines of this section, and by the deletion of the words "French Newco" from the seventh and eleventh lines of this section.

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      Section 1.1(169) is hereby amended by the deletion of the words "or French
Newco" from the third and forth lines of this section and "French Newco" from the seventh and eleventh lines of this section.

      Section 1.1(206) is hereby amended by the deletion of the words "shares of French Newco," from the sixth line of this section.

      Section 1.1(242) is hereby amended by the deletion of the words "; (iii) or is an employee of French Newco at the time of the applicable Closing Date" from the three last lines of this section.

      Section 2.1(1)(p) is hereby deleted in its entirety and replaced with the words "the Chateaudun Facility, including its fixtures, buildings and land;".

      Section 2.3(3) is hereby amended by (a) removing all references in the section to "the Applicable Closing Date + 91 days" and replacing it with "the first day of the third month after the Applicable Closing Date", (b) removing all references in the section to "the Applicable Closing Date + 181 days" and replacing it with "the first day of the sixth month after the Applicable Closing Date", and (c) removing all references in the section to "the Applicable Closing Date + 271 days" and replacing it with "the first day of the ninth month after the Applicable Closing Date".

      Section 4.18(a) is hereby amended by the deletion of the words "(and at the applicable Closing, French Newco will be)" in the first and second lines of this section.

      Section 4.18(b) is hereby amended by replacing the words "French Newco" in the second line of this section with "the Seller or a Designated Seller".

      Section 4.18(c) is hereby amended by replacing the second line language "by French Newco" with, "by the Seller or a Designated Seller in France".

      Section 4.19 is hereby amended by the deletion of the words "(except for Chateaudun Facility)" in the fourth line and the words "and the Assets of French Newco," in the fifth line of this section.

      Section 5.6(4) is hereby amended by replacing ", the Designated Purchaser or French Newco," in the forth and fifth lines, the sixth and seventh lines, the ninth line and the twelfth and thirteenth lines of this section, with "or the Designated Purchaser,".

      Section 5.6(5) is hereby amended by replacing ", the Designated Purchaser or French Newco," in the second line and the forth line with "or the Designated Purchaser,".

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      Section 5.6(6) is hereby deleted in its entirety and replaced with the words "Intentionally Deleted".

      Section 5.19 is hereby deleted in its entirety and replaced with the words "Intentionally Deleted".

      Section 5.28 is hereby deleted in its entirety and replaced with the words "Intentionally Deleted".

      Section 5.32 is hereby amended by replacing the word "first" in the first and nineteenth lines of this section with the word "second" and deleting the words "the shares of French Newco," from the fifth line of this section and by inserting after the first sentence in the paragraph the words, "No Security Documentation will be required for the Assets transferred at the first Closing."

      Section 9.1 is hereby amended by deleting the words "and the shares of French Newco" from the forth and fifth lines of this section.

SECTION 3.2 THE CLOSINGS

      Section 2.5(1) is hereby amended by removing the last two sentences in the Section and replacing it with the following: "As of the date of this Agreement, the Parties anticipate that the first Closing, at which the Design Operations will transfer, shall occur on or about November 1, 2004; second Closing, at which the Montreal BAN 1 Facility, Montreal BAN 3 Facility, and the Montreal OPTO 1 Facility will transfer, shall occur on or about February 1, 2005; and the Closing for the Calgary Westwinds Facility will occur on or about May 1, 2005 and the Closing for the Chateaudun Facility, the Monkstown Facility (other than Design Operations) and for repair Operations and logistics Operations that are not located at the Facility, will occur on or about May 1, 2005."

SECTION 3.3 EXCEPTION SCHEDULES

      A new definition shall be inserted in section 1.1 of the Purchase Agreement that shall read as follows:

      "(68.1) "EXCEPTION SCHEDULES" means Schedule 3.2(2) (Purchaser's Conflicts
            Exceptions); Schedule 4.2(2) (Seller's Conflicts Exceptions);
            Schedule 4.6 (Compliance with Laws, Permits and Licences Exceptions); Schedule 4.8 (Contracts Exceptions); Schedule 4.8(9) (Other Third Party Payment Exceptions); Schedule 4.9(2) (Intellectual Property Rights Claims Exceptions); Schedule 4.9(3) (Intellectual Property Rights Infringement Exceptions); Schedule 4.12(3) (Compliance with Employment Law Exception); Schedule 4.12(6) (Labour Relations Exceptions); Schedule 4.15 (Inventory Exceptions);
            Schedule 4.17

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            (Equipment Exceptions); Schedule 4.19 (Sufficiency of Employees
            Exception); and Schedule 5.2 (Operation of Business Exception)."

SECTION 3.4 DELIVERY AND REVISION OF SCHEDULES

      Under the heading "Delivery", section 5.1(3)(b) is hereby amended by replacing the words "the Post Execution Schedules." with "the Post-Execution Schedules applicable to the Facility or Facilities involved in the Closing."

      Under the heading "Delivery", section 5.1(3)(c) is hereby amended by inserting the words "applicable to the Facility or Facilities involved in the Closing" immediately after the words "Pre-Closing Schedules".

      Under the heading "Delivery", section 5.1(3)(d) is hereby amended by inserting the words "applicable to the Facility or Facilities involved in the applicable Closing" immediately after the words "Closing Schedules" in line two of this section, and by inserting the words "provided specifically for the applicable Facility or Facilities involved in the applicable Closing" immediately after the words "Closing Schedules" in line five of this section.

      Section 5.1(3)(c)(i) is hereby amended by inserting the word "Execution" immediately prior to the word "Schedules" in the third line of this section.

      Section 5.1(3)(c)(ii) is hereby amended by deleting "(b)" which immediately follows "Section 5.1(3)" in the second line of this section.

      Section 5.1(3)(c)(iii) is hereby amended by deleting "(b)" which immediately follows "Section 5.1(3)" in the third line of this section.

      Section 5.1(3)(c)(iv) is hereby amended by deleting "(b)" which immediately follows "Section 5.1(3)" in the forth line of this section.

SECTION 3.5 INVENTORY PUT OPTION

      Section 5.15(6) is hereby amended by deleting the word "first" in the first line of this section and replacing it with the word "second".

SECTION 3.6 CONDITIONS OF THE PURCHASER'S OBLIGATION FOR EACH CLOSING

      Section 8.1(3)(d) is hereby amended to replace the words "if such Closing is the first Closing, the Loaned Employee Agreement, if any" with the words "if applicable with respect to such Closing, the Loaned Employee Agreement;".

      Section 8.1(3)(h) is hereby amended by replacing the word "first" with the word "second".

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      Section 8.1(3)(i) is hereby amended by replacing the word "first" with the word "second".

      Section 8.1(3)(k) is hereby amended by adding to the beginning of the sentence the words, "if such Closing is the second Closing,".

      Section 8.1(11) is hereby amended by inserting the words "with respect to the Products, and/or services provided by the applicable Operations" to the end of the section.

      Section 8.1(13) is hereby amended by deleting "(b)" which immediately follows "Section 5.1(3)".

      Section 8.1(14) is hereby amended by inserting the words "for the applicable Closing" immediately after the words "Chateaudun Facility".

SECTION 3.7 CONDITIONS OF THE SELLER'S OBLIGATION FOR EACH CLOSING

      Section 8.2(3)(c) is hereby amended to remove the words "if such Closing is the first Closing".

      Section 8.2(3)(d) is hereby amended by replacing the word "first" with the word "second".

      Section 8.2(3)(e) is hereby deleted in its entirety and replaced with the words "Intentionally Deleted".

      Section 8.2(3)(g) is hereby amended to replace the words "if such Closing is the first Closing, the Loaned Employee Agreement, if any" with the words "if applicable with respect to such Closing, the Loaned Employee Agreement."

      Section 8.2(3)(k) is hereby amended by replacing the word "first" with the word "second".

      Section 8.2(3)(l) is hereby amended by replacing the word "first" with the word "second".

      Section 8.2(8) is hereby amended by inserting the words "with respect to the Products, and/or services provided by the applicable Operations" to the end of the section.

      Section 8.2(11) is hereby amended by deleting "(b)" which immediately follows "Section 5.1(3)".

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      Section 8.2(12) is hereby amended by inserting the words "or Designated
Purchaser" immediately following the words "Flextronics Mauritius" in the first line of this section.

SECTION 3.8 AMENDED AND RESTATED TRANSACTION DOCUMENTS

      All references to any Transaction Document in the Purchase Agreement shall be to that agreement, as amended by the parties from time to time.

                                   ARTICLE 4
                             AMENDMENTS TO EXHIBITS

SECTION 4.1 EMPLOYMENT EXHIBITS

      Exhibits D-3B, D-5B and D-5C are hereby deleted in their entirety and replaced with the documentation attached to this Amending Agreement as Exhibit A.

                                   ARTICLE 5
                         DELIVERED AND REVISED SCHEDULES

SECTION 5.1 REVISED SCHEDULES TO THE PURCHASE AGREEMENT

      In relation to the first Closing (Design Operations) and pursuant to
Section 5.1(3) of the Purchase Agreement, the parties hereby acknowledge delivery by the Seller and acceptance by the Purchaser of the revised schedules attached to this Amending Agreement as Exhibit B. For greater certainty, these schedules are provided only in relation to the first Closing (Design Operations).

SECTION 5.2 DELIVERED SCHEDULES TO THE PURCHASE AGREEMENT

      In relation to the first Closing (Design Operations) and pursuant to
Section 5.1(3) of the Purchase Agreement, the parties hereby acknowledge delivery by the Seller or Purchaser, as the case may be, and acceptance by the Seller or Purchaser, as the case may be, of the delivered schedules attached to this Amending Agreement as Exhibit C. For greater certainty, these schedules are provided only in relation to the first Closing (Design Operations).

SECTION 5.3 DELIVERED POST-EXECUTION SCHEDULES

      Pursuant to the provisions of Section 5.1(3)(b) of the Purchase Agreement, the parties hereby acknowledge delivery by the Purchaser and acceptance by the Seller of the Post-Execution Schedules, a copy attached to this Amending Agreement as Exhibit D.

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SECTION 5.4 REVISED SCHEDULE 2.3(2)

      The Parties hereby acknowledge delivery and acceptance of a revised
Schedule 2.3(2) of the Purchase Agreement, a copy attached to this Amending Agreement as Exhibit E, and agree that Schedule 2.3(2) of the Purchase Agreement is amended thereby.

                                   ARTICLE 6
                                   FULL FORCE

SECTION 6.1 FULL FORCE AND EFFECT

      Other than for the foregoing amendments, each of the Purchase Agreement and certain schedules thereto, all other agreements agreed to or entered into as of June 29th, 2004 shall remain in full force and effect, unamended.

                                   ARTICLE 7
                                 GOVERNING LAW

      This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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      IN WITNESS WHEREOF the parties hereto have duly executed this Amending
Agreement as of the day, month and year first above written.

                                   FLEXTRONICS TELECOM SYSTEMS, LTD.

                                   By: _____________________________
                                        Name: Manny Marimuthu
                                        Title: Authorized Signatory

                                   NORTEL NETWORKS LIMITED

                                   By: _____________________________
                                        Name: Chahram Bolouri
                                        Title: President, Global Operations

                                   FLEXTRONICS INTERNATIONAL LTD.,
                                   ACTING THROUGH ITS HONG KONG
                                   BRANCH

                                   By: _____________________________
                                        Name: Manny Marimuthu
                                        Title: Authorized Signatory

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                                   EXHIBIT "A"
                REVISED SCHEDULE 2.3(2) OF THE PURCHASE AGREEMENT

See attached.

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                                        SCHEDULE 2.3(2)

                             CASH FLOW PAYMENT         TRANSITION EXPENSE
                             CORRESPONDING TO         PAYMENT CORRESPONDING
                           TIMING OF TRANSFER OF      TO TIMING OF TRANSFER OF
OPERATION                      OPERATION                    OPERATION
---------                      ---------                    ---------
Ottawa Design                    $ 25,000,000                $ 5,025,000
Monkstown Design                 $ 25,000,000                $ 5,025,000
St Laurent Systems House         $ 50,000,000                $10,050,000
Calgary Systems House            $ 50,000,000                $10,050,000*
Monkstown Systems House          $ 25,000,000                $ 5,025,000
Chateaudun Systems House         $ 25,000,000                $ 5,025,000

* All Transition Payments are paid in equal quarterly installments at the same time as the quarterly installments of Cash Flow Payments for the referenced Facility/Design Closing, except that if the closing for the Montreal (St Laurent) Systems House precedes the closing for the Calgary Systems House (as is anticipated by the parties), the Transition Payment referenced for the Calgary Systems House shall be paid in four equal quarterly installments, the first of which will be prepaid at the closing for the Montreal (St Laurent) Systems House and the remaining three of which shall be paid as described above.

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